Exhibit 4.7

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (the “Agreement and General Release”) is made and entered into as of July __, 2009, by and between Medialink Worldwide Incorporated (the “Company”) and Iroquois Master Fund, Ltd., Rockmore Investment Master Fund Ltd., Portside Growth and Opportunity Fund, and Smithfield Fiduciary LLC.

WHEREAS, on June 30, 2009 the Company entered into that certain Payoff, Amendment and Settlement Agreement (the “Payoff Agreement”) with each of the Releasors (as defined below) pursuant to which, among other things, the Company paid to the Releasors the aggregate amount of $1,590,000, which amount the Releasors acknowledge receiving and pursuant to which the Company’s obligations under its Variable Rate Convertible Debentures held by the Releasors were extinguished;

WHEREAS, the Releasors have made certain claims against the Company related to the Payoff Agreement and the transactions contemplated thereby, which claims have been denied in their entirety by the Company; and

WHEREAS, the Company desires to repurchase the Warrants (as defined below) and the Releasors desire to receive cash for the surrender of the Warrants held by them;

NOW THEREFORE, in settlement of their differences the parties hereby agree as follows:

1.           The Company has, with its execution of this Agreement and General Release, paid to The Law Offices of Dan Brecher for the benefit of the Releasors: (a) the aggregate amount of Five Hundred Fifteen Thousand Dollars (USD $515,000) in settlement of all claims and in consideration for the Releasors granting the release hereunder; and (b) the aggregate amount of Ten Thousand Dollars ($10,000) (the amounts paid by Medialink referred to together as the “Medialink Payment”) in consideration for the repurchase by the Company and surrender by the Releasors of those certain warrants to purchase an aggregate of 536,729 shares of the Company’s Common Stock held by the Releasors as further detailed on Schedule A attached hereto and made a part hereof (the “Warrants”) and in further consideration for the Releasors granting the release hereunder.  Each Releasor acknowledges and agrees that the payment by the Company of Ten Thousand Dollars ($10,000) represents the entire amount due for all the Warrants under Section 3 of the Warrants or under any other Section of the Warrants.  Immediately upon execution of this Agreement and General Release, each Releasor shall surrender its Warrant(s) to the Company and each Releasor acknowledges and agrees that the obligations and rights contained therein are completely and forever extinguished.

2.           TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT, each of IROQUOIS MASTER FUND, LTD., ROCKMORE INVESTMENT MASTER FUND LTD., PORTSIDE GROWTH AND OPPORTUNITY FUND, and SMITHFIELD FIDUCIARY LLC, on behalf of itself and on behalf of each of its respective officers, directors, shareholders, members, partners, affiliates, assigns, parents, subsidiaries, successors-in-interest, agents, advisors and employees (collectively, hereinafter the “Releasors”), severally, in consideration of the Medialink Payment received by the Releasors from the Company, receipt whereof is hereby acknowledged, hereby does forever remise, release, acquit, satisfy, and discharge the Company, The NewsMarket, Inc., TNM Group Incorporated and each of their respective officers, directors, shareholders, members, partners, affiliates, assigns, parents, subsidiaries, successors-in-interest, agents, advisors and employees (collectively, the “Released Parties”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bill, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever in law, admiralty or equity, which against the Released Parties, the Releasors, Releasors' affiliates, heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or things whatsoever, known or unknown, from the beginning of the world to the time of execution and delivery of this Agreement and General Release, including without limitation, any claims related to the Company’s June 30, 2009 purchase of the debentures held by the Releasors, the Payoff Agreement, the Warrants and the redemption and cancellation thereof, the entry by the Company into an Agreement and Plan of Merger with The NewsMarket, Inc. and TNM Group Incorporated and the consummation of the transactions contemplated thereby and the settlement of the differences between the Company and the Releasors contemplated hereby.

3.           Each Releasor further agrees, severally, not to take any action that could or could be expected to (i) impede, interfere with or delay the proposed merger between TNM Group Incorporated and the Company or (ii) otherwise interfere with the operations of the Company or any of the Released Parties.

4.           Each Releasor represents and warrants that immediately prior to the repurchase by the Company hereunder, it owns, free and clear of all liens and encumbrances, the Warrant(s) set forth opposite its name on Schedule A hereto.  Each Releasor represents and warrants that it has made no assignment, and will make no assignment, of its Warrant(s) or of any claim, right of action or any right of any kind whatsoever that is released hereunder.  Each Releasor further represents and warrants that no person other than the Releasor has any interest in any of the claims or rights released by such Releasor hereunder or in any of the Warrants.

5.           Each Releasor agrees and acknowledges that (i) it is a sophisticated investor and experienced in matters relating to the valuation, purchase and sale of securities and the settlement of transactions such as the subject matter hereof; (ii) it has conducted its own independent review and analysis of its claims and the business, assets, condition, operations and prospects of the Company; (iii) it is aware that the Released Parties may have and may later come into possession of material, nonpublic information related to the Company and its securities that may not be known to Releasors and that may be material to a decision to waive any claims against the Released Parties, to grant the release hereunder or to buy or sell the Company’s securities (the “Excluded Information”); (iv) it has not requested the Excluded Information, and has agreed to grant the release hereunder and to surrender the Warrants held by it without receiving the Excluded Information; and (v) it intends this Agreement and General Release and the release granted hereunder to be a release of claims.  In executing this Agreement and General Release and in providing the release granted hereunder, and in surrendering the Warrants held by it, each Releasor has relied solely upon its own investigation and analysis, and each Releasor acknowledges that it is not relying on any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Releasors and their respective agents or representatives prior to the execution of this Agreement and General Release.

6.           To the extent any information has been provided by the Company to the Releasors, the Releasors agree and acknowledge that (i) the Company makes no representations as to the accuracy of such information; (ii) the information may contain forward looking statements, which statements may involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such statements and the Company’s actual results could differ materially from those set forth in such statements; and (iii) the Releasors are not relying on such information in agreeing to the provisions of this Agreement and General Release.

7.           The Company, on behalf of itself and on behalf of each of the Released Parties, in consideration of the Releasors’ grant of the release herein and the surrender of the Warrants, receipt whereof is hereby acknowledged, hereby does forever remise, release, acquit, satisfy, and discharge the Releasors and each of their respective officers, directors, shareholders, members, partners, affiliates, assigns, parents, subsidiaries, successors-in-interest, agents, advisors and employees, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bill, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever in law, admiralty or equity, which against the Releasors and their above listed related persons and entities, the Company and the Released Parties, and their affiliates, heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have related to, or by reason of any matter, cause or things whatsoever, known or unknown, from the beginning of the world to the time of execution and delivery of this Agreement and General Release; provided, however, that this release shall not cover any claims arising against a Releasor hereafter by virtue of a breach by such specific Releasor of this Agreement and General Release.

8.           This Agreement and General Release represents a compromise of disputed and contested claims and is entered into solely for the purpose of settling such claims and for redemption of the Warrants and may not be cited as, and does not constitute, an admission by any of the parties of wrongdoing or of any violation or breach of any federal, state or local law, regulation, or local requirement, or of any duty whatsoever, whether based in contract, statute, regulation, common law, or otherwise.

9.           This Agreement and General Release may not be changed orally. There are no representations or understandings made by the Releasors or the Released Parties that are not set forth herein.

10.           The laws of the State of New York, without giving effect to its choice of law principles, govern all matters arising under or relating to this Agreement and General Release.  The parties hereto agree that any legal suit, action or proceeding against them arising out of or relating to this Agreement and General Release or the relationship between the parties shall be brought exclusively in the United States Federal Court or New York County Supreme Court, in the State of New York. The parties hereto accept the jurisdiction of such courts for the purpose of any such action or proceeding, and agree the venue for any action or proceeding brought in the State of New York shall lie in the United States District Court for the Southern District of New York or Supreme Court of the State of New York, County of New York.

11.           Each of the parties hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and General Release and agrees that the obligations of the parties shall be specifically enforceable.  Each of the parties further agrees that any breach or threatened breach of this Agreement and General Release by it shall be deemed to cause irreparable harm to the Releasors, on one hand, the Company and the Released Parties, on the other hand, and shall entitle the Releasors or the Company and any Released Party, as the case may be, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction in New York County to enjoin any such breach or threatened breach of this Agreement and General Release without the posting of a bond or a showing of special damages.  This provision is without prejudice to any other rights that the Releasors, on one hand, and the Company and the Released Parties, on the other hand may have against the other for any breach of obligations under this Agreement and General Release.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective duly authorized agents as of the respective date(s) indicated below.

IROQUOIS MASTER FUND, LTD.

By Iroquois Capital Partners, LLC, its General Partner

By:
Name:	Josh Silverman
Title:	Managing Member

Date:	July __, 2009

STATE OF	)
SS:
COUNTY OF	)

On this _______ day of July, 2009, before me, the undersigned, personally appeared _____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the same person whose name is subscribed to the within instrument and acknowledged the execution thereof for the uses and purposes therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

(Notarial Seal)	Notary Public

[remainder of page intentionally left blank]

ROCKMORE INVESTMENT MASTER FUND LTD.

By:
Name:	Michael Clateman
Title:	Managing Director

Date:	July __, 2009

STATE OF	)
SS:
COUNTY OF	)

On this _______ day of July, 2009, before me, the undersigned, personally appeared _____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the same person whose name is subscribed to the within instrument and acknowledged the execution thereof for the uses and purposes therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

(Notarial Seal)	Notary Public

[remainder of page intentionally left blank]

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:
Name:	Jeff Smith
Title:	Authorized Signatory

Date:	July __, 2009

STATE OF	)
SS:
COUNTY OF	)

On this _______ day of July, 2009, before me, the undersigned, personally appeared _____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the same person whose name is subscribed to the within instrument and acknowledged the execution thereof for the uses and purposes therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

(Notarial Seal)	Notary Public

[remainder of page intentionally left blank]

SMITHFIELD FIDUCIARY LLC

By Highbridge Capital Management, LLC, its Trading Manager

By:
Name:	Mark Vanacore
le:	Managing Director

Date:	July __, 2009

STATE OF	)
SS:
COUNTY OF	)

On this _______ day of July, 2009, before me, the undersigned, personally appeared _____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the same person whose name is subscribed to the within instrument and acknowledged the execution thereof for the uses and purposes therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

(Notarial Seal)	Notary Public

[remainder of page intentionally left blank]

MEDIALINK WORLDWIDE INCORPORATED

By:
Name:
Title:

Date:	July __, 2009

STATE OF	)
SS:
COUNTY OF	)

On this _______ day of July, 2009, before me, the undersigned, personally appeared _____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the (insert title) ___________________________ of the above named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

(Notarial Seal)	Notary Public

Schedule A

Holder	Warrants (#)	Exercise Price ($)

Iroquois Master Fund, Ltd.	174,879	$0.50
Iroquois Master Fund, Ltd.	12,092	$3.99
Smithfield Fiduciary LLC	174,879	$0.50
Rockmore Investment Master Fund Ltd.	55,396	$0.50
Portside Growth and Opportunity Fund	119,483	$0.50